Exhibit 10.84

Andrew Phillipps

c/o Active Hotels Limited

Compass House

80 Newmarket Road

Cambridge

CB5 8DZ

The Directors

Active Hotels Limited

Compass House

80 Newmarket Road

Cambridge

CB5 8DZ

Dear Sirs

Active Hotels Limited Management Incentive Plan (the “Plan”)

I, the undersigned, hereby irrevocably apply for the allotment and issue to me of 4,727 B Ordinary Shares of 0.1 pence each in the capital of Active Hotels Limited (the “Company”) (the “Granted Securities”) credited as fully paid at 0.1 pence per share and for that purpose I undertake to forward payment of 472 pence.

I acknowledge that this application is made on the basis that I will hold any Granted Securities allotted to me subject to the provisions of the memorandum and Articles of Association of the Company and the terms and conditions of the Plan (attached as Appendix I to this letter).  If this application is accepted, I request that my name and address as detailed below be entered in the register of members of the Company as the holder of the Granted Securities.

Yours faithfully

/s/ Andrew Phillipps
Andrew Phillipps

c/o Active Hotels

Compass House

80 Newmarket Road

Cambridge

CB5 8DZ

Dated: 21 September 2004

Appendix 1

TERMS AND CONDITIONS OF PARTICIPATION IN THE

ACTIVE HOTELS LIMITED MANAGEMENT INCENTIVE PLAN (the “PLAN”)

Participation in the Plan allows eligible employees to subscribe for the Granted Securities subject to the provisions of the memorandum and articles of association of the Company, and the terms and conditions set out below.

Definitions:

“Bad Leaver” means if you cease to be an employee of the Company other than as a Good Leaver;

“Good Leaver” means if you cease to be an employee of the Company as a result of:

(i)	your death; or
(ii)

you being dismissed by reason of your absence from work due to ill health or accident (save for ill health which arises as a result of an abuse of drink or drugs), provided that you deliver to the Company a medical certificate signed by a doctor duly evidencing your ill health or accident and provided further that the Company reserves the right to require you to undergo a medical examination by a doctor or consultant nominated by it; or

(iii)	your retirement once you have reached the age of 60; or
(iv)	you being made redundant by the Company.

“Vest” means the process of you becoming entitled (i) to exercise the Put Option in respect of Granted Shares and (ii) to be paid an Option Price equal to Fair Market Value for such Shares (as defined in Article 44 of the Company’s articles of association).

Terms & Conditions

1.                                       You agree that the Granted Securities shall Vest as follows:

1.1                                 1/3 on 15 September 2005;

1.2                                 1/3 on 15 September 2006; and

1.3                                 1/3 on 15 September 2007,

provided that you are either (i) an employee of the Company or (ii) a Good Leaver in either case at the relevant date of Vesting.

2.                                       For the avoidance of doubt, if you are a Bad Leaver, any Granted Securities that have not Vested shall not be capable of Vesting.

3.                                       You shall be deemed to cease to be an employee of the Company for the purposes of this Plan, as follows:

(i)	if you serve notice on the Company of your intention to terminate your employment, immediately on the date upon which you serve such notice on the Company;
(ii)

if the Company serves a termination notice on you, the date upon which you cease to actively work for the Company and for the avoidance of doubt if you are on ‘garden leave’ you shall be deemed to have ceased actively working for the Company; or

(iii)	if the Company dismisses you for cause or gross misconduct, immediately thereon.

4.                                       You agree that you have no entitlement to compensation or damages as a result of any loss or diminution in the value of the shares you acquire pursuant to the Plan, including, without limitation, as a result of the termination of your employment by the Company or any subsidiary or affiliate for any reason whatsoever and whether or not in breach of contract, and, upon commencing participation in the Plan, you will be deemed irrevocably to have waived any such entitlement.

5.                                       You understand that the Company, its Parent and its subsidiaries and affiliates (“the Data Holder”) hold certain personal information (“Data”) in connection with the Plan. You further understand that recipients of Data may be located in the European Economic Area or elsewhere, such as the US.  You authorise recipients (including the Data Holder) to receive, possess, use and transfer the Data (including any requisite transfer to a broker or other third party) in electronic or other form as may be required for the administration of the Plan. You understand that withdrawal of this consent may affect your ability to participate in the Plan.

6.                                       You agree that, where in relation to the Plan your employing company is liable to account to the Inland Revenue for any sum in respect of any income tax or employees’ national insurance contributions under the Pay As You Earn system, the Company or any parent, subsidiary or affiliate company shall be entitled to: (i) withhold any tax and employees’ national insurance contributions payable in respect of the Plan by deduction from any salary or any other payment payable to you at any time on or after the date the income tax charge arises, or (ii) to require that you make an immediate payment of the tax and employees’ national insurance contributions to the Company in cleared funds.

7.                                       You agree that you will enter into a joint election within section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in the form attached to this letter as Appendix II in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in sections 423 and 424 of ITEPA 2003) and submit such signed joint election to the Company along with this letter.

8.                                       Priceline.com Holdco U.K. Limited (the “A Ordinary Shareholder”) agrees with you and the Company that if the A Ordinary Shareholder ceases to be the holder of the majority of the A Ordinary Shares in the Company, the A Ordinary Shareholder shall procure that before it so ceases it shall assign and/or novate the Plan to the transferee of the majority of the A Ordinary Shares.

/s/ Andrew Phillipps		21/9/2004
Signature	(Employee)	Date

/s/ Matthew Witt	21/9/2004
Signature (for and on behalf of the Company)	Date

Operations Director
Position in company

/s/ Mitchell Truwit	21/9/2004
Signature (for and on behalf of Priceline.com Holdco U.K. Limited	Date

Director
Position in company

Appendix II

Active Hotels Limited Management Incentive Plan

Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for full disapplication of Chapter 2, Part 7 of the Income Tax (Earnings and Pensions) Act 2003

1.              Between

The Employee	Andrew Phillipps

whose National Insurance Number is	NR 320975C

and

the Company (who is the Employee’s employer)	Active Hotels Ltd.

of Company Registration Number	3512889

2.              Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply.  Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election.  Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.              Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the Employee and applies to:

Number of securities	4,727

Description of securities	B Ordinary Shares of .01 pence each

Name of issuer of securities	Active Hotels Ltd.

acquired by the Employee on 21 September 2004 or to be acquired under the terms of the Active Hotels Limited Management Incentive Plan.

4.              Extent of Application

This election under section 431(1) ITEPA disapplies all restrictions attaching to the securities.

5.              Declaration

This election will become irrevocable upon the later of its signing or the acquisition and each subsequent acquisition of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

/s/ Andrew Phillipps		21/9/2004
Signature	(Employee)	Date

/s/ Matthew Witt		21/9/2004
Signature (for and on behalf of the Company)		Date

Operations Director
Position in company

Note:                   Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.